Exhibit 23.4

CONSENT OF ADAM HOUSE

To:

United States Securities and Exchange Commission

The undersigned hereby states as follows:

I, Adam House, assisted in the preparation of the technical report titled “S-K 1300 Technical Report, Mineral Resource Estimate, Bullfrog Gold Project, Nye County, Nevada” with an effective date of December 31, 2021 and an issue date of March 16, 2022 (the “Technical Report”), for Augusta Gold Corp. (the “Company”), portions of which are summarized (the “Summary Material”) in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Form 10-K”), which in turn is incorporated by reference in the Company’s Registration Statement on Form S-3 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

I hereby consent to the incorporation by reference in this Registration Statement of the Summary Material concerning the Technical Report and the reference to my name as set forth in the Form 10-K and the Registration Statement.

/s/ Adam House
Name: Adam House, MMSA QP

Date: July 8, 2022